Exhibit 99.1

Arq Provides Update on Transformational GAC Project
Construction of Arq’s GAC production facility remains on schedule, with initial production expected in Q1 2025
Customer negotiations for GAC contracts progressing well
GAC production ramp-up set to begin in H1 2025, with full run-rate of 25 million pounds targeted for H2 2025
GREENWOOD VILLAGE, Colo., February 7, 2025 - GlobeNewswire - Arq, Inc. (NASDAQ: ARQ) (the "Company" or "Arq"), a producer of activated carbon and other environmentally efficient carbon products for use in purification and sustainable materials, today provided an update on the continued execution of its Granular Activated Carbon ("GAC") project.
GAC Production and Ramp-Up Timeline
Arq confirmed that initial production of its proprietary GAC at the Red River facility ("Red River") remains on track to commence in Q1 2025, in line with most recent guidance. Following first production, the Company expects a ramp-up period to reach full production capacity of 25 million pounds annual run-rate of GAC in H2 2025. Once full run-rate capacity is achieved, the Company will have greater visibility on potential additional capacity enhancements.
GAC Customer Engagement & Contract Update
Arq continues to make meaningful progress in commercial discussions for GAC and continues to engage with a range of customers and testing opportunities. As noted on its Q3 2024 earnings call, in addition to PFAS-related customers, discussions with biogas and other industrial customers are advancing positively, with early pricing indications indicating a strong commercial opportunity. Given the need for in-situ pilot testing as a condition to securing long-term contracts from these customers, Arq has elected to strategically hold back additional contract commitments to diversify end-use markets and focus on profitability over volumes. The Company is planning to match its contracting and sales with the production ramp-up timeline in H2 2025.
Capital Expenditures & Cost Management
Arq reported capital expenditures related to its GAC expansion at Red River in Q4 2024 were slightly above expectations, bringing full-year 2024 capex for this project to approximately $80 million. The Company attributes this recent increase to several factors, including the need for additional external professional services, increased small-bore piping needs, and a commitment to maintaining previously communicated timelines. Given knowledge and experience gained from the first phase of construction, the Company does not anticipate similar cost overruns for a second phase of GAC development at the site. Arq continues to evaluate opportunities for additional cost optimization and efficiency gains as the Company scales production.
Commencement of Legal Proceedings
The Company announced today that it had commenced legal proceedings against its design firm for the GAC expansion project at Red River. The Company believes that the design firm was negligent and breached its contract with the Company and as a direct result of this negligence and breach of contract, the Company suffered a material increase in costs and time delays associated with the project versus original forecasts. The Company is seeking damages related to the increased costs and delays it believes resulted from such negligence and contractual breaches. Because of prior actions by the Company to bring certain professional services in-house and to other parties, including those previously disclosed, the Company believes there will be no impact on product performance and as noted above, GAC production is expected to commence in Q1 2025.
Q4 & FY 2024 Earnings Conference Call
Arq will release its Q4 and full-year 2024 financial results on March 5, 2025. The Company will provide separately additional details related to its earnings conference call, as well as its participation in upcoming investor conferences in the near term.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, which provides a “safe harbor” for such statements in certain circumstances. When used in this press release, the words “can,” “will,” "may," “intends,” “expects,” "continuing," “believes,” similar expressions and any other statements that are not historical facts are intended to identify those assertions as forward-looking statements. All statements that address activities, events or developments that the Company intends, expects or believes may occur in the future are forward-looking statements. These forward-looking statements include, but are not limited to, statements or expectations regarding: the estimated costs and timing associated with capital improvements at our facilities and the related anticipated production capacities, the expected timing for commercial production of the Company's GAC products, potential future capacity enhancements at the Company's facilities, anticipated commercial opportunities in various GAC markets, cost optimization and efficiency efforts associated with future phases of the Company's GAC project and the Company's GAC product performance. . These forward-looking statements involve risks and uncertainties. Actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors including, but not limited to, the Company’s ability to maintain relationships with customers, suppliers and others with whom it does business and meet supply requirements, or its results of operations and business generally; risks related to diverting management’s attention from the Company’s ongoing business operations; changes in construction costs or availability of construction materials; our inability to effectively manage construction and startup of the Red River facility or Corbin facility; our inability to ramp up our operations to effectively address recent and expected growth in our business; the timing and cost of capital expenditures and the resultant impact to our liquidity and cash flows; our inability to obtain required financing or obtain financing on terms that are favorable to us; opportunities for additional sales of our activated carbon products and end-market diversification; the Company’s ability to meet customer supply requirements; the rate of coal-fired power generation in the United States; timing and scope of new and pending regulations and any legal challenges to or extensions of compliance dates of them; impact of competition; availability, cost of and demand for alternative energy sources and other technologies; technical, start up and operational difficulties; competition within the industries in which the Company operates; loss of key personnel; ongoing effects of the inflation and macroeconomic uncertainty, including from the lingering effects of the pandemic and armed conflicts around the world, and such uncertainty's effect on market demand and input costs, as well as other factors relating to our business, as described in our filings with the SEC, with particular emphasis on the risk factor disclosures contained in those filings. You are cautioned not to place undue reliance on the forward-looking statements and to consult filings we have made and will make with the SEC for additional discussion concerning risks and uncertainties that may apply to our business and the ownership of our securities. In addition to causing our actual results to differ, the factors listed above may cause our intentions to change from those statements of intention set forth in this press release. Such changes in our intentions may also cause our results to differ. We may change our intentions, at any time and without notice, based upon changes in such factors, our assumptions, or otherwise. The forward-looking statements speak only as to the date of this press release and the Company disclaims any duty to update such statements unless required by law.
About Arq
Arq (NASDAQ: ARQ) is a diversified, environmental technology Company with products that enable a cleaner and safer planet while actively reducing our environmental impact. As the only vertically integrated producer of activated carbon products in North America, we deliver a reliable domestic supply of innovative, hard-to-source, high-demand products. We apply our extensive expertise to develop groundbreaking solutions to remove harmful chemicals and pollutants from water, land and air. Learn more at: www.arq.com.
Source: Arq, Inc.
Investor Contact:
Anthony Nathan, Arq
Marc Silverberg, ICR
investors@arq.com